Exhibit 10.31

RESONANT INC.

THE WARRANT EVIDENCED HEREBY AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER.  THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE ALSO SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT WHICH INCLUDES CONTRACTUAL TRANSFER RESTRICTIONS.  A COPY OF SUCH AGREEMENT IS AVAILABLE AT THE COMPANY’S PRINCIPAL OFFICE.

Expiration Date: March 19, 2018	Certificate No: A-5

WARRANT TO PURCHASE

41,667

Shares of Common Stock

Resonant Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Robert Hammond, (the “Holder”), is entitled to purchase from the Company up to and including 41,667 (the “Number of Shares”) duly authorized, validly issued, fully paid and nonassessable shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), on the terms set forth herein at an exercise price of Twenty Cents ($0.20) per share (the “Purchase Price”).  The number of Shares and the Purchase Price may be adjusted from time to time as described in this Warrant.  The Shares issuable upon exercise of this Warrant will be subject to all the terms, conditions and restrictions of the Stockholders Agreement by and among the stockholders of the Company dated effective as of June 17, 2013 (the “Stockholders Agreement”).

1.                                      Exercise.

1.1                               Time for Exercise.  This Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on the date of this Warrant and expiring at 5:00 p.m. Pacific time on March 19, 2018 (the “Expiration Date”).

1.2                               Stockholders Agreement.  Unless the Holder has previously executed the Stockholders Agreement, the initial issuance of any Shares under this Warrant (but not the exercise) is subject to and conditioned upon the Holder’s prior execution and delivery of an unconditional agreement (e.g. a joinder agreement) to be bound by all the terms, conditions and restrictions of the Stockholders Agreement.

1.3                               Manner of Exercise.  This Warrant may be exercised by delivering it to the Company with the attached exercise form duly completed and signed, specifying (i) the number of Shares as to which the Warrant is being exercised at that time (the “Exercise Number”), and (ii) whether the exercise is being made by “purchase” or “exchange,” and representing and warranting to the Company that the statements set forth in Section 7 hereof are true and correct with respect to the Holder as of the date of exercise.

1.3.1                     Purchase.  If the Holder elects the purchase option, the Holder shall simultaneously deliver to the Company cash, a certified check or wire transfer of immediately available funds in an amount equal to the Exercise Number multiplied by the Purchase Price, and the Holder shall be entitled to receive the full Exercise Number of Shares.

1.3.2                     Exchange.  If the Holder elects the exchange option, the Holder shall be entitled (without cash payment) to receive that number of Shares having an aggregate Market Value (determined as provided below) on the date of exercise equal to the difference between the Market Value of the Exercise Number of Shares and the aggregate Purchase Price thereof.

1.3.3                     As used herein, “Market Value” for any security on any given date means (i) the average closing price for the prior ten (10) trading days for such security on the principal stock exchange on which such security is traded or (ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on NASDAQ if such security is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on NASDAQ, such value as may be determined (without regard to illiquidity or minority status) in good faith by the Company’s Board of Directors, which determination shall be conclusively binding on the parties, except that, at the request of the Holder, the fair price shall be determined by an investment banking firm reasonably acceptable to the Company, whose fees will be paid by the Holder unless the Market Price so determined exceeds one hundred and ten percent (110%) of that set by the Board.

1.4                               Effect of Exercise.  Subject to prior execution of the Stockholders Agreement as provided in Section 1.2, the Company shall deliver promptly (but in any case within ten business days) after any exercise to the Holder (i) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of Shares issuable upon such exercise, and (ii) if this Warrant is exercised only in part, a new Warrant of like tenor representing the balance of the Number of Shares.  Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such Shares, as of the close of business on the date the actions required in Section 1.3 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day.

2.                                      Transfer of Warrant and Shares.

2.1                               Transfer Restrictions.  Neither this Warrant nor the securities issuable upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Securities Act of 1933, as amended, and any applicable state securities laws.  The Company may place a legend to that effect on this Warrant, any replacement Warrant and each certificate representing Shares issuable upon exercise of this Warrant.  This Warrant and the shares issuable upon exercise of this Warrant are also subject to the terms, conditions and restrictions of the Stockholders Agreement.  Subject only to the foregoing, this Warrant is freely transferable by the Holder.

2.2                               Manner of Transfer.  Upon delivery of this Warrant to the Company with the attached assignment form duly completed and signed, the Company will promptly (but in any case within ten business days) execute and deliver to each transferee and, if applicable, the Holder, Warrants of like tenor evidencing the rights (i) of the transferee(s) to purchase the Number of Shares specified for each in the assignment forms, and (ii) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the Number of Shares of the original Warrant.  If this Warrant is properly assigned in compliance with this Section 2, it may be exercised by an assignee without having a new Warrant issued.

2.3                               Loss, Destruction of Warrant Certificates.  Upon receipt of (i) evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company (the original Holder’s or institutional Holder’s indemnity agreed to be satisfactory), the Company will promptly (but in any case within ten business days) execute and deliver a replacement Warrant of like tenor representing the right to purchase the same Number of Shares.

3.                                      Cost of Issuances.  The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of unit certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (i) any issuance of stock certificates in any name other than the name of the Holder upon exercise of the Warrant or (ii) any transfer of the Warrant.  The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

4.                                      Adjustments.  If any of the following events occur at any time hereafter during the term of this Warrant, then the Purchase Price and the Number of Shares immediately prior to such event shall be changed as described in order to prevent dilution:

4.1                               Stock Splits and Reverse Splits.  If at any time the outstanding shares of Common Stock are subdivided into a greater number of shares, then the Purchase Price will be reduced proportionately and the number of Shares will be increased proportionately.  Conversely, if at any time the outstanding shares of Common Stock are consolidated into a smaller number of shares, then the Purchase Price will be increased proportionately and the Number of Shares will be reduced proportionately.

4.2                               Distributions.  In the event the Company declares a distribution upon the Common Stock, whether in cash, property or securities, at the time of subsequent exercise of this Warrant, the Company shall deliver both (i) the Number of Shares for which exercise is made plus (ii) such distribution as would have been previously distributed to the Holder if such exercise had been made on the date hereof.  If the Company shall declare a distribution payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new shares from the proceeds of such distribution, or for an amount substantially equal to the distribution, the amount of shares so offered shall, for the purpose of this Warrant, be deemed to have been issued as a distribution with respect to such share.

4.3                               Effect of Reorganization and Asset Sales.  If any (i) reorganization or reclassification of the Common Stock, (ii) consolidation or merger of the Company with or into another entity, (iii) sale of all or substantially all of its operating assets to another person or entity, or (iv) sale of the Company substantially as a going concern followed by a liquidation of the Company (any such occurrence shall be an “Event”), is effected in such a way that holders of Common Stock (either directly or upon conversion into another class of equity) are entitled to receive securities and/or assets as a result of their ownership of Common Stock, then upon exercise of this Warrant the Holder will have the right to receive the securities or assets which they would have received if such rights had been fully exercised as of the record date for such Event.  The Company will not affect any Event unless prior to or simultaneously with its consummation the successor entity resulting from the consolidation or merger (if other than the Company), or the entity purchasing the Company’s assets, assumes the performance of the Company’s obligations under this Warrant (as appropriately adjusted to reflect such consolidation, merger or sale such that the Holder’s rights under this Warrant remain, as nearly as practicable, unchanged) by a binding written instrument.

4.4                               Other Securities Adjustments.  If as a result of this Section 4, a Holder is entitled to receive any securities other than Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 4 for Common Stock.  To the extent that a right receivable on exercise of this Warrant has lapsed or been lost prior to the date of exercise, on exercise the Company shall pay in cash or in Common Stock based on its Market Value on the date of exercise an amount equal to the Market Value of the right which lapsed or was lost, determined as of the time which such right lapsed or was lost.  The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which the Holder becomes entitled to receive new securities, and a copy sent to the Holder.

4.5                               Notices.

4.5.1                     Notice of Adjustments.  When any adjustment is required to be made under this Section 4, the Company shall promptly (i) determine such adjustments, (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment, and (iii) cause a copy of such statement, together with any agreement required by Section 4.3, to be mailed to the Holder within ten (10) days after the date on which the circumstances giving rise to such adjustment occurred.

4.5.2                     Notice of Events.  If at any time (i) the Company declares any distribution on the Common Stock, (ii) any Event is expected to occur, or (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give the Holder at least thirty (30) but not more than ninety (90) days written notice of the date on which the books of the Company will close or upon which a record will be taken with regard to such occurrence.  Such notice will also specify the date as of which the holders of Common Stock will participate in the distribution or will be entitled to exchange their shares for securities or other property.  The notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote or determination of equity holders or of any governmental agency.

4.6                               Computations and Adjustments.  Upon each computation of an adjustment under this Section 4, the Purchase Price shall be computed to the next lowest cent and the number of Shares shall be calculated to the next highest whole unit.  However, the fractional amount shall be used in calculating any future adjustments.  No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the value (determined without discount for illiquidity or minority status) as may be determined in good faith by the Company’s Board of Directors, which determination shall be conclusively binding on the parties.  Notwithstanding any changes in the Purchase Price or the Number of Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the initial Number of Shares.  Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing the aggregate Number of Shares to which the Holder is entitled after such adjustments.

4.7                               Exercise Before Payment Date.  In the event that this Warrant is exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer issuing to the Holder any payment or additional securities required by such adjustment until the actual event occurs; provided, however, that the Company shall deliver a “due bill” or other appropriate instrument to the Holder transferable to the same extent as the shares issuable on exercise evidencing the Holder’s right to receive such additional payment or securities upon the occurrence of the event requiring such adjustment.

5.                                      Covenants.  The Company agrees that:

5.1                               Reservation of Shares.  During the period in which this Warrant may be exercised, the Company will reserve sufficient authorized but unissued securities (and, if applicable, property) to enable it to satisfy its obligations on exercise of this Warrant.  If at any time the Company’s authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

5.2                               No Liens, etc.  All securities that may be issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges or authorized for trading on any automated systems on which that class of securities is listed or authorized for trading;

5.3                               No Diminution of Value.  The Company will not take any action to terminate this Warrant or to diminish it in value;

5.4                               Furnish Information.  The Company will promptly deliver to the Holder copies of all financial statements, reports, proxy statements and other information which the Company shall have sent to its stockholders generally; and

5.5                               Stock and Warrant Transfer Books.  Except upon dissolution, liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

6.                                      Status of Holder.

6.1                               Not a Stockholder.  Except as otherwise provided in this Warrant, unless the Holder exercises this Warrant in writing, the Holder shall not be entitled to any rights (i) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company.

6.2                               Limitation of Liability.  Unless the Holder exercises this Warrant in writing, the Holder’s rights and privileges hereunder shall not give rise to any liability for the Purchase Price, whether to the Company or its creditors.

7.                                      Representations and Warranties of the Holder.  The Holder represents and warrants to the Company as follows:

7.1                               Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution in violation of the Securities Act of 1933, as amended.

7.2                               Disclosure of Information.  The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

7.3                               Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

7.4                               Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

7.5                               The 1933 Act.  The Holder understands that this Warrant and the underlying securities issuable upon exercise or conversion hereof have not been registered under the 1933 Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder understands that this Warrant and underlying securities issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the 1933 Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

8.                                      General Provisions.

8.1                               Complete Agreement; Modifications.  This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.  This Warrant may not be amended, altered or modified except by a writing signed by the parties.

8.2                               Additional Documents.  Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

8.3                               Notices.  All notices under this Warrant shall be in writing and shall be delivered by personal service, electronic mail, facsimile or certified mail (if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

To the Company:	Resonant Inc. 460 Ward Drive, Suite D Santa Barbara, CA 93111 Attn: Terry Lingren, Chief Executive Officer Email: tlingren@resonantwireless.com

To the Holder:	Robert Hammond 3245 Campanil Drive Santa Barbara, CA 93109 Attn: Robert Hammond Email: bhammond@resonantwireless.com

Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed.  All other notices shall be deemed given when received.  No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

8.4                               No Third-Party Benefits; Successors and Assigns.  None of the provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary.  Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.  The Holder may assign its rights and obligations under this Warrant to any third party if done so in compliance with the requirements of Section 2.  The Company may only assign its rights and obligations under this Warrant in connection with a merger, consolidation or sale of substantially all of its operating assets to the extent expressly permitted by, and in compliance with all the requirements of, Section 4.3.

8.5                               Governing Law; Venue; Jurisdiction; Waiver of Jury Trial.  This Warrant has been negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Warrant and the rights and liabilities of the parties will be governed by the laws of California, regardless of the choice of law provisions of California or any other jurisdiction.  Any and all disputes between the parties which may arise from or relate to this Warrant not covered by arbitration will be heard and determined exclusively before an appropriate federal or state court located in Los Angeles, California.  Each party (i) irrevocably consents to the exclusive jurisdiction of the Los Angeles Superior Court and the Federal District Court for the Central District of California (or their successor courts) for all purposes in connection with any litigation that arises from or relates to this Warrant, (ii) agrees that any litigation arising from or relating to this Warrant shall be instituted and prosecuted only in such courts, (iii) waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and (iv) agrees that service may be made by certified mail addressed to such party sent to the addresses designated from time to time in accordance with Section 8.3.  The parties hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing on any matter arising from or relating to this Warrant.

8.6                               Waivers Strictly Construed.  With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

8.7                               Severability.  The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

8.8                               Attorneys’ Fees.  Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such litigation or arbitration.

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SIGNATURE PAGE TO WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of June 17, 2013.

“Holder”	“Company”

Robert Hammond	RESONANT INC.,
a Delaware corporation

/s/ Robert Hammond	/s/ Terry Lingren
Authorized Signature	Authorized Signature

Robert Hammond	Terry Lingren
Print Name	Print Name

N.A.	President and Chief Executive Officer
Title	Title

Signature Page

i

ASSIGNMENT FORM

(To Be Executed Upon Transfer of Warrant)

FOR VALUE RECEIVED,                                                              hereby sells, assigns and transfers to the transferee named below [the rights to purchase        of the number of Shares under] this Warrant, together with all rights, title and interest therein.  [The rights to purchase the remaining number of Shares shall remain the property of the undersigned.]  Such transferee hereby represents and warrants to the Company that the statements set forth in Section 7 of the Warrant are true and correct with respect to such transferee as of the date hereof as if such transferee were the “Holder” for purposes thereof.

[NAME OF HOLDER]

Dated:	By:
Signature

Name:
(Please Print)

Title:

Address:

TRANSFEREE:

Name:
(Please Print)

Address:

EXERCISE FORM

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby exercises the Warrant with regard to                            shares of Common Stock and herewith [makes payment of the purchase price in full] [or requests that the Company exchange the Warrant as provided in Section 1.3.2 of the Warrant].  The undersigned requests that the certificate(s) for such Shares [and the Warrant for the unexercised portion of this Warrant] be issued [to the Holder] [in the name set forth below]. The undersigned further hereby represents and warrants to the Company that the statements set forth in Section 7 of the Warrant are true and correct with respect to the undersigned as of the date hereof.

[NAME OF HOLDER]

Dated:	By:
Signature

Name:
(Please Print)

Title:

Address:

TRANSFEREE:

Name:
(Please Print)

Address: